Exhibit (a)(4)

                         NASB FINANCIAL, INC.

                     OFFER TO PURCHASE FOR CASH
   UP TO 400,000 SHARES OF ITS COMMON STOCK, PAR VALUE $0.15 PER SHARE
                AT A PURCHASE PRICE OF $15.00 PER SHARE

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          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
                    EXPIRE AT 5:00 P.M., CENTRAL TIME,
          ON WEDNESDAY, SEPTEMBER 12, 2000, UNLESS THE OFFER IS EXTENDED
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To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated August 13, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by NASB Financial, Inc., a Missouri corporation (the "Company"), to purchase up to 400,000 shares of its common stock, par value $0.15 per share (the "Shares"), at a purchase price of $15.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from David H. Hancock, Chairman of the Board of Directors of the Company.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

1. Stockholders may tender Shares at a price of $15.00 net per share.

2. The Offer is not conditioned upon any minimum number of Shares being tendered, but up to 400,000 Shares may be purchased. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., Central Time, on Wednesday, September 12, 2001, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

4. Tendering stockholders will not be obligated to pay brokerage commissions, solicitation fees or (subject to Instruction 6 of the Letter of Transmittal) stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, backup withholding at a 31% rate may be required (unless an exemption is proved or unless the required tax identification information is provided). See Instruction 9 to the Letter of Transmittal.


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     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE
MAKING OF THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES.

     If you wish to have us tender any or all or your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.

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                           INSTRUCTION FORM

               WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                UP TO 400,000 SHARES OF COMMON STOCK OF
                         NASB FINANCIAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 13, 2001, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by NASB Financial, Inc. (the "Company") to purchase up to 400,000 shares of its common stock, par value $0.15 per share (the "Shares"), at a purchase price of $15.00 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

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                            SHARES TENDERED

/ /   By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares are to be tendered, please check the box below and indicate the aggregate number of Shares to be tendered by us.

/ / Tender             Shares.
          -------------

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                               ODD LOTS
/ / By checking this box, the undersigned represent(s) that the undersigned owned beneficially, as of the close of business on August 13, 2001 and continue(s) to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

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                               SIGN HERE

Dated:                , 2001      Signature(s)
                                             -----------------------

                                             -----------------------

                                 Print Name(s)
                                             -----------------------

                                 Address
                                             -----------------------

                                             -----------------------

                                Social Security or
                                 Taxpayer ID No.:
                                                   ----------------


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